Kurv ETF Trust 485BPOS

Exhibit 99.(m)

RULE 12b-1 DISTRIBUTION AND SERVICE PLAN

EXHIBIT A

(as of July 22, 2026)

Kurv Bitcoin Enhanced Income ETF

Kurv Ether Enhanced Income ETF

Kurv XRP Enhanced Income ETF

Kurv Copper & Mining Enhanced Income ETF

Kurv Meta (META) Enhanced Income ETF

Kurv Nvidia (NVDA) Enhanced Income ETF

Kurv Equity Option Income ETF

Kurv Uranium & Mining Enhanced Income ETF

Kurv Gold & Mining Enhanced Income ETF

Kurv Silver & Mining Enhanced Income ETF

Kurv U.S. Small Cap TaxOptimized ETF

Kurv International Equity TaxOptimized ETF

Kurv European Equity TaxOptimized ETF

Kurv Emerging Markets Equity TaxOptimized ETF

Kurv Japan Equity TaxOptimized ETF

Kurv Diversified Income ETF

Kurv AI Infrastructure ETF

Kurv Memory Select ETF

Kurv Energy Generation and Infrastructure ETF

Kurv Nuclear Infrastructure ETF

Kurv Space Infrastructure ETF

Kurv Autocallable ETF

Kurv Enhanced Short Maturity ETF

Kurv SpaceX Enhanced Income ETF

Kurv OpenAI Enhanced Income ETF

Kurv Anthropic Enhanced Income ETF

Kurv SK Hynix Enhanced Income ETF

Kurv U.S. Large Cap TaxOptimized ETF

Kurv Enhanced Short Maturity ETF
Kurv U.S. Large Cap Enhanced Income ETF
Kurv U.S. Small Cap Enhanced Income ETF
Kurv Nasdaq-100 Enhanced Income ETF
Kurv International Equity Enhanced Income ETF
Kurv European Equity Enhanced Income ETF
Kurv Emerging Markets Equity Enhanced Income ETF
Kurv Japan Equity Enhanced Income ETF
Kurv Photonics & Optical Select ETF
Kurv AI Models Select ETF
Kurv Quantum Select ETF
Kurv AI & Tech ETF
Kurv AI Power Select ETF
Kurv Robotics Select ETF

Kurv Option Income ETF

3